Exhibit 23.1







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement No. 333-16359 on Form S-8 of UnionBancorp, Inc. of our report dated February 18, 2005 appearing in this Annual Report on Form 10-K of UnionBancorp, Inc. for the year ended December 31, 2004.



                                    Crowe Chizek and Company LLC

Oak Brook, Illinois
March 24, 2005